Exhibit 4.21

                                                                EXHIBIT F

                                                Dated:  December 22, 1997


              CONFIRMATION AND GUARANTY OF SECURITY INTEREST

Section 1.  Security Interests.  Each of the undersigned hereby:

             (a) acknowledges that it was a party to the Amended and Restated Credit Agreement, dated as of September 27, 1989, amended and restated as of May 28, 1992 (the "Original Credit Agreement") among The Interlake Corporation (the "Borrower"), The Chase Manhattan Bank, as Administrative Agent, The First National Bank of Chicago, as Co-Agent, and the financial institutions from time to time party to the Original Credit Agreement,

             (b) acknowledges and consents to the execution, delivery and performance of (i) the Second Amended and Restated Credit Agreement, dated as of September 27, 1989, amended and restated as of December 22, 1997 (the "Second Amended and Restated Credit Agreement") by and among the Borrower, The Chase Manhattan Bank, as Administrative Agent, The First National Bank of Chicago, as Documentation Agent, and financial institutions from time to time a party to the Second Amended and Restated Credit Agreement (the "Banks"), and (ii) all of the documents and transactions contemplated by the Second Amended and Restated Credit Agreement; and

             (c) except as set forth herein, agrees that the execution, delivery and performance of the documents considered in the above clause
(b) shall not in any way affect such entity's obligations (except as expressly release therefrom) under any Credit Document, or any other document executed in connection therewith other than the Original Credit Agreement, to which such entity is a party, including, without limitation, each such entity's respective obligations (if any) under the Amended and Restated Company Security Agreement (attached hereto as Annex A) and the Amended and Restated Subsidiary U.S. Security Agreement (attached hereto as Annex B), each of which documents, and each other document executed in connection therewith, other than the Original Credit Agreement (the "Credit Documents"), are hereby assumed under and made a part by reference of the Second Amended and Restated Credit Agreement which obligations on the date hereof remain absolute and unconditional (except as expressly released therefrom) and are not subject to any defense, set-off or counterclaim; provided that, in the case of each of the Credit Documents, the undersigned hereby acknowledge and agree that the "Obligations" (as defined therein) include all of the Obligations under and as defined in the Second Amended and Restated Credit Agreement after giving effect to the Second Restatement Effective Date and any increase in the amounts owing to the Banks or the Administrative Agent (as defined in the Second Amended and Restated Credit Agreement). Unless otherwise defined herein, capitalized terms used in this Confirmation of Guaranty and Security Interests shall have the meanings set forth in the Second Amended and Restated Credit Agreement.

Section 2. Counterparts. This Confirmation of Guaranty and Security Interests may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

        CHEM-TRONICS, INC.

        By:
             Name:
             Title:


        GARY STEEL SUPPLY COMPANY

        By:
             Name:
             Title:


        INTERLAKE ARD CORPORATION

        By:
             Name:
             Title:


        INTERLAKE PACKAGING CORPORATION

        By:
             Name:
             Title:


        THE INTERLAKE COMPANIES, INC.

        By:
             Name:
             Title: